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                                                                    EXHIBIT 10.6




                              BOWATER INCORPORATED
                           COMPENSATORY BENEFITS PLAN


                             AS AMENDED AND RESTATED
                           EFFECTIVE FEBRUARY 26, 1999

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                                TABLE OF CONTENTS

1.  Purpose of the Plan........................................................1
2.  Definitions................................................................1
3.  Eligibility and Participation..............................................1
4.  Benefits...................................................................1
5.  Deemed Investment of Book Account Balances.................................3
6.  Maintenance and Valuation of Book Account..................................3
7.  Benefits Upon Retirement, Death, Disability or Termination of Employment...4
8.  Administration.............................................................7
9.  Claims and Review..........................................................7
10. Amendment or Discontinuance................................................8
11. Plan Unfunded..............................................................9
12. No Contract of Employment..................................................9
13. Inalienability of Benefits.................................................9
14. Governing Law..............................................................9
15. Effective Date.............................................................9


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                              BOWATER INCORPORATED
                           COMPENSATORY BENEFITS PLAN

                             As Amended and Restated
                           Effective February 26, 1999

         1. Purpose of the Plan. The purpose of the Bowater Incorporated Compensatory Benefits Plan (the "Plan") is to provide benefits payable out of the general assets of Bowater Incorporated (the "Company") to employees participating in the Bowater Incorporated Salaried Employees' Savings Plan (the "Savings Plan") whose benefits under the Savings Plan are limited by the application of Section 415, Section 401(a)(17) and/or Section 401(k)(3) of the Internal Revenue Code of 1986. The Plan was adopted on January 1, 1985, and was subsequently amended and restated as of April 30, 1991. It is now being amended and restated as of February 26, 1999, to incorporate all amendments that have been adopted as of such date.

         The Plan shall consist of two separate plans, one that is maintained solely for the purpose of providing benefits for employees in excess of the limitations on contributions imposed by Section 415 of the Internal Revenue Code of 1986 (an "Excess Benefit Plan"), and one which is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (a "Top-Hat Plan").

         2. Definitions. Except as otherwise specified herein, all capitalized terms and phrases used herein shall have the same meanings ascribed to such terms and phrases in the Savings Plan.

         3. Eligibility and Participation. All Participants in the Savings Plan ("Eligible Employees") shall be eligible to participate in the Plan. An Eligible Employee who is not a member of a select group of management or highly compensated employees, within the contemplation of the Employee Retirement Income Security Act of 1974 (as determined by the Plan Administrator), shall be eligible to participate only in the portion of the Plan that is an "Excess Benefit Plan," and shall not be eligible to participate in the portion of the Plan that is a "Top-Hat Plan."

         4. Benefits.

         (a) A book account ("Book Account") shall be established for each Eligible Employee at such time as an amount becomes creditable thereto hereunder. There shall be credited to each Eligible Employee's Book Account the amount, if any, by which the Employer regular contributions and additional contributions that would have been made to the Savings Plan on behalf of the Eligible Employee pursuant to Sections 4.01 and 4.02 of the Savings Plan without regard to:



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                  (i)      if the Eligible Employee participates in the portion
                           of the Plan that is a Top-Hat Plan, the dollar limitation on compensation in Section 1.14 of the Savings Plan,

                  (ii) if the Eligible Employee participates in the portion of the Plan that is a Top-Hat Plan, the statutory limitation on additions in Section 4.07 of the Savings Plan, or

                  (iii) the combined plan limitation in Section 4.08 of the Savings Plan exceeds the Employer regular and additional contributions actually contributed to the Savings Plan on the Eligible Employee's behalf; provided, however, that any amount credited to the Book Account of an Eligible Employee which is also credited to a suspense account maintained by the Trustee of the Savings Plan pursuant to the provisions of Section 4.07 thereof (or such other section thereof as shall be adopted or incorporated to conform to the requirements of Section 415 of the Code and the regulations thereunder) shall be provisionally credited. Whenever, in subsequent Plan Years under the Savings Plan, an Eligible Employee receives an allocation from such a suspense account of an amount which also gave rise to a provisional credit to the Book Account maintained for his or her benefit under this Plan, the provisional credit shall be reduced (but not below zero). Subject to the limitation in the preceding sentence, the amount of the reduction shall be the amount by which such allocation under the Savings Plan in such subsequent Plan Year exceeds the amount that the Company would have been obligated (by provisions of the Savings Plan or by its actions pursuant thereto) to contribute to the Savings Plan for the Eligible Employee in such subsequent Plan Year but for the availability of funds from the suspense account. Any amount remaining provisionally credited to the Book Account of an Eligible Employee subsequent to the later of (1) the Eligible Employee's termination of Employment with the Company or (2) the total depletion of the suspense account through the process of allocation and re-allocation, shall no longer be provisionally credited, but shall be fully and finally credited to the Eligible Employee's Book Account. Earnings (including amounts deemed earned by reason of reference to realized gains and losses) attributable to provisionally credited amounts (but not unrealized appreciation or depreciation in the value of assets deemed to be held) shall be fully and finally credited hereunder when and as earned or realized by the Trust maintained under the Savings Plan. An Eligible Employee's right to amounts "fully and finally", credited to his or her Book Account shall remain subject to this Plan's vesting provisions.



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         (b)      Credits to the Eligible Employee's Book Account pursuant to
                  Section 4(a) shall be made as of the date the Employer regular or additional contributions would have been allocated to the Eligible Employee's Account pursuant to Section 4.01 or 4.02 of the Savings Plan had such amounts been contributed to the Savings Plan on the Eligible Employee's behalf.

         5. Deemed Investment of Book Account Balances.

         (a) Subject to Section 5(c) hereof, the deemed investment of all amounts credited to an Eligible Employee's Book Account prior to January 1, 1989, shall be the same as provided by this Plan as of such date.

         (b) All amounts credited to an Eligible Employee's Book Account pursuant to Section 4(a) hereof on or after January 1, 1989, shall be deemed to be invested initially in the Bowater Stock Fund offered as an investment under the Savings Plan. The number of shares of Company Stock in which such amounts will be deemed to be invested shall be determined in the same manner as is provided in Section 4.03 of the Savings Plan for determining the number of shares of Company Stock contributed to the Savings Plan, except that (i) the Valuation Date shall be the date determined in accordance with Section 4(b) hereof, and (ii) the Book Account shall be deemed to be invested in fractional shares (computed to the nearest one-one hundredth of a share).

         (c) As of the last business day prior to the last day of any month, but not more frequently than once in any twelve-month period, an Eligible Employee who has attained age fifty-five may direct that all, or part, in multiples of 25%, of the value of his or her Book Account balance be deemed to be transferred to and invested in the Fixed Income Fund. The procedures to be followed by such Eligible Employee in directing the deemed investment of his or her Book Account balance pursuant to this Section 5(c) shall be the same as the procedure set forth in Section 5.04 of the Savings Plan for directing investment of a Participant's Account Balance.

         6. Maintenance and Valuation of Book Account.

         (a) Not less often than quarterly, and in any event, as of the date as of which a distribution is to be made to an Eligible Employee pursuant to the terms hereof, an Eligible Employee's Book Account will be adjusted to reflect increases or decreases in the fair market value of the assets in which such Book Account balances are deemed to be invested and income earned by such assets and to reflect any distribution to such Eligible Employee. To the greatest extent practicable, the same valuation and accounting methods shall be used as are used to recalculate Account balances under the Savings Plan.



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         (b)      As promptly as practicable after the end of each calendar
                  quarter, the Plan Administrator shall furnish to each Eligible Employee a statement indicating the total amount allocated to such Eligible Employee's Book Account.

         7. Benefits Upon Retirement, Death Disability or Termination of Employment.

         (a) Upon the Retirement or Disability of an Eligible Employee, the value of such Eligible Employee's Book Account shall be distributed to the Eligible Employee either as a lump sum payment in cash or, in the discretion of the Plan Administrator, in substantially equal annual installments over a period not to exceed ten years.

         (b) Upon the death of an Eligible Employee prior to complete distribution of the value of such Eligible Employee's Book Account, the undistributed value of such Eligible Employee's Book Account shall be distributed to the Eligible Employee's Beneficiary in a lump sum payment in cash.

         (c) Upon termination of Employment of an Eligible Employee other than by Retirement, death or Disability, and other than by transfer to an Affiliated Company, the vested value of such Eligible Employee's Book Account shall be paid to him or her in a lump sum. The vested value of an Eligible Employee's Book Account shall include the entire value of such Eligible Employee's Book Account if he or she has completed at least three Years of Service upon such termination of Employment. An Eligible Employee who has completed less than three Years of Service as of such termination of Employment shall forfeit his entire Book Account; provided, however that the Forfeiture shall be reinstated if the Eligible Employee is reemployed by the Company, at any time before he or she has five years of Break in Service. For purposes of this Section 7(c), a change in control of the Company shall be deemed to have occurred on the occurrence of any event(s) which constitute(s) a "change in control" of the Company as defined herein.

                  Anything in this Plan to the contrary notwithstanding, upon and following a Change in Control, the vested value of an Eligible Employee's Book Account shall be the value of the Eligible Employee's Book Account. The following definitions apply for purposes of this Section 7(c):

                  (i) "Acquiring Person" means the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the combined voting power of the Company's then outstanding securities, not including (except as provided in clause (A) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the person becomes Beneficial Owner, directly or indirectly, of Common Stock representing



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                           5% or more of the combined voting power of the
                           Company's then outstanding securities.
                           Notwithstanding the foregoing, (A) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved; and (B) a Person shall not be an Acquiring Person if such Person is eligible to and files a
                           Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Company of which the Person is a Beneficial Owner.

                  (ii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

                  (iii) A "Beneficial Owner" of Common Stock means (A) a Person who beneficially owns such Common Stock, directly or indirectly, or (B) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

                  (iv) "Board" shall mean the Board of Directors of the Company.

                  (v)      A "Change in Control" shall occur upon:

                           (A) the date that any Person is or becomes an Acquiring Person;

                           (B) the date that the Company's shareholders approve a merger, consolidation or reorganization of the Company with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (I) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Company as of such record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (II) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;



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                           (C)      the date the Company sells or otherwise
                                    transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (I) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Company's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (II) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

                           (D) the date on which less than 50% of the total membership of the Board consists of Continuing Directors.

                  (vi) "Continuing Director" means any member of the Board who (A) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (B) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (C) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                  (vii) "Person" means any individual, firm, corporation, partnership, trust or other entity.

The provisions of this Section 7(c) related to a Change in Control shall not be amended upon or following a Change in Control in any manner that might have the effect of reducing the vested value of an Eligible Employee's Book Account under the Plan. Nothing in this Section 7(c) shall be construed to prohibit, prior to a Change in Control, any amendment to the Plan, including to this Section 7(c), or any termination of the Plan pursuant to its terms.

An Eligible Employee who transfers to an Affiliated Company and subsequently terminates his Employment with that Affiliated Company shall be deemed to have terminated his or her Employment under this Section at the time of termination of employment with the Affiliated Company unless he or she transfers without intervening employment to employment with the Company or another Affiliated Company.

         (d) Distribution shall be paid or made available under the Plan upon the direction of the Plan Administrator as soon as practicable after the event triggering distribution occurs.



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         8. Administration.

         (a) The Company shall be the "named fiduciary" and the Human Resources and Compensation Committee of the Board of Directors of the Company shall be the Plan Administrator with authority to control and manage the operation and administration of the Plan, including the appointment of other fiduciaries.

         (b) The Plan Administrator shall have such powers as may be necessary to discharge its duties under the Plan, including the power:

                  (i) To interpret the Plan and to make all determinations as to the right of any person to a benefit under the Plan and to cause the Company to pay such benefits accordingly;

                  (ii) To appoint or employ individuals to assist in the Administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel; and

                  (iii) To delegate to others any administrative procedures which are necessary for the administration of the Plan.

         (c) Decisions of the Plan Administrator with respect to the Plan shall be conclusive and binding on all persons.

         9. Claims and Review. All inquiries and claims respecting the Plan shall be submitted in writing and directed to the Plan Administrator or a person designated by the Plan Administrator for this purpose.

         (a) In the case of a claim respecting a benefit, a written determination allowing or denying the claim shall be furnished to the claimant promptly upon receipt of the claim. A denial or partial denial of a claim shall be dated (the "Determination Date") and signed by the Plan Administrator and shall clearly set forth the following information:

                  (i)      the specific reason or reasons for the denial;

                  (ii) a specific reference to pertinent Plan provisions on which the denial is based;

                  (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv)     an explanation of the claim review procedures.



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                  If no written determination is furnished to the claimant
                  within thirty (30) days after receipt of the claim, then the claim shall be deemed denied and the 30th day after such receipt shall be the Determination Date.

         (b) A claimant may obtain review of an adverse determination by filing a written notice of appeal with the Plan Administrator within sixty (60) days after the Determination Date or, if later, within sixty (60) days after the receipt of a written notice denying the claim. The Plan Administrator shall then appoint one or more persons who shall conduct a full and fair review. As part of such review, the claimant shall have the right:

                  (i)      to be represented by a spokesman;

                  (ii) to present a written statement of facts and of the claimant's interpretation of any pertinent document, statute or regulation; and

                  (iii) to receive a prompt written decision clearly setting forth findings of fact and the specific reasons for the decision written in a manner calculated to be understood by the claimant and containing specific reference to pertinent Plan provisions on which the decision is based.

                  A decision shall be rendered no more than thirty (30) days after the request for review, except that such period may be extended for an additional thirty (30) days if the person or persons reviewing the claim determine that special circumstances, including the advisability of a hearing, require such extension. The Plan Administrator may appoint any person or persons, whether or not connected with the Company, to review a claim. All applicable governmental regulations regarding claims and review shall be observed by the Plan Administrator in connection with its administration of the Plan.

         10. Amendment or Discontinuance.

         (a) The Human Resources and Compensation Committee of the Company reserves the right to amend, suspend or discontinue the Plan at any time for whatever reasons it may deem appropriate. No such amendment, suspension or termination, however, may reduce the balance in the Book Account established for an Eligible Employee or the Eligible Employee's right to have such benefits distributed to him or her in accordance with the terms hereof, which rights are fully vested and non-forfeitable. The Company hereby makes a contractual commitment on behalf of itself and its successors to pay the benefits accrued under the Plan to the extent it is financially capable of meeting such obligation.



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         (b)      Upon complete or partial termination of the Savings Plan, or a complete discontinuance of contributions thereunder, the value of an Eligible Employee's Book Account shall be nonforfeitable and shall be distributed to such Eligible Employee in accordance with the election of the Plan Administrator under
                  Section 11.03 of the Savings Plan except that the reference therein to Section 7.06 of the Savings Plan shall be deemed to be a reference to Section 7 hereof.

         11. Plan Unfunded. The benefits payable under the Plan shall not be funded for purposes of the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act of 1974, but shall be payable out of the general funds of the Company or its Benefit Plan Grantor Trust, when and as benefits become payable.

         12. No Contract of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and an Employee or as a right of any Employee to be continued in the employment of the Company or as a limitation on the right of the Company to discharge any Employee, with or without cause.

         13. Inalienability of Benefits. To the maximum extent permitted by law, benefits under the Plan may not be assigned or hypothecated, and no such benefits shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

         14. Governing Law. The Plan shall be interpreted and enforced in accordance with the laws of the State of Delaware.

         15. Effective Date. The Effective Date of this Amended and Restated Plan shall be February 26, 1999.

         IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized officer as of February 26, 1999.

                                         BOWATER INCORPORATED


                                         By: /s/ James T. Wright
                                             -----------------------------------
                                         Name:  James T. Wright
                                         Title: Vice President - Human Resources
                                         Date Signed: June 2, 1999


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